Exhibit 99.1

Supplemental Financial and Operating Information

September 30, 2019

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

September 30, 2019

Table of Contents
Introduction

Company Information	1

Earnings Release	2

2019 Earnings Guidance	6

Changes in Funds from Operations for the Three and Nine Months Ended September 30, 2019	8

Market Capitalization and Capital Resources	9

Operating Results

Statement of Operations – Three and Nine Months Ended September 30, 2019 and September 30, 2018	10

Computation of Earnings Per Share	11

Reconciliation of Net Operating Income and EBITDAre – Three and Nine Months Ended September 30, 2019 and September 30, 2018	12

Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended September 30, 2019 and September 30, 2018	13

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended September 30, 2019 and September 30, 2018	14

Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Nine Months Ended September 30, 2019 and September 30, 2018	15

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Nine Months Ended September 30, 2019 and September 30, 2018	16

Reconciliation of Funds From Operations and Funds Available for Distribution – Three and Nine Months Ended September 30, 2019 and September 30, 2018	17

Condensed Consolidated Balance Sheet	19

Assets and Liabilities - Equity Method Investments, at Ownership Share	20

Operating Statistics

Leasing Activity Summary – Three Months Ended September 30, 2019	21

Leasing Activity Summary – Nine Months Ended September 30, 2019	22

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	23

Mall Occupancy Percentage and Sales Per Square Foot	24

Top Twenty Tenants	25

Lease Expirations	26

Property Information	27

Balance Sheet

Investment in Real Estate - Consolidated Properties	29

Investment in Real Estate - Equity Method Investments at Ownership Share	30

Anchor Replacement Summary	31

Property Redevelopment Table	32

Capital Expenditures – Three and Nine Months Ended September 30, 2019	33

Debt Analysis	34

Debt Schedule	36

Selected Debt Ratios	37

Forward Looking Statements	38

Definitions	39

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 19.6 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

200 South Broad Street

Philadelphia, PA 19102

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number
Barclays Capital	Ross Smotrich	(212) 526-2306
Citi Investment Research	Michael Bilerman Christy McElroy	(212) 816-1383 (212) 816-6981
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Vince Tibone	(949) 640-8780
JP Morgan	Michael W. Mueller	(212) 622-6689
Stifel Nicolaus	Simon Yarmak	(443) 224-1346
SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Third Quarter 2019 Results

Opened Three Major Redevelopment Projects including Fashion District Philadelphia

Over 1 million People Visited Fashion District Since Opening

537,000 Square Feet of Leases Executed for Future Occupancy

Core Mall Sales Grew by 5.5% to Reach $536 Per Square Foot

Core Mall Leased Space Increases to 95.5%

Transitioned Wyoming Valley Mall Out of Portfolio

Philadelphia, PA, October 29, 2019 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2019.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2019	2018	2019	2018
Net income (loss) - basic and diluted	$0.22	$(0.11)	$(0.23)	$(0.75)
FFO	$0.63	$0.34	$1.05	$1.00
FFO, as adjusted	$0.23	$0.35	$0.71	$1.02
FFO from assets sold in 2018	$-	$-	$-	$(0.01)
FFO, as adjusted for assets sold	$0.23	$0.35	$0.71	$1.01

"PREIT’s 2019 performance has been impacted by a challenging backdrop resulting from major bankruptcies, including Charlotte Russe, Forever 21 and others, as well as anchor downtime.  At the same time, we opened transformative projects - Fashion District, which has welcomed over a million visitors thus far, along with Woodland and Plymouth Meeting Malls, where traffic is up 40% and 23%, respectively, since opening.  We are very pleased with early results and are confident that our strategy has paved the way to deliver strong results for 2020 and beyond,” said Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT.  “PREIT is a different company than we were seven years ago and we are well aware that our ability to demonstrate earnings growth and meaningful balance sheet improvement following our multi-year redevelopment program is paramount to generating strong shareholder returns.  With the majority of our projects complete, our attention is focused on driving top line revenue growth and continuing to creatively improve our balance sheet.”

•	Same Store NOI, excluding lease termination revenue, decreased 5.8% for the three months ended September 30, 2019 compared to September 30, 2018.
•

The quarter was impacted by an incremental $2.6 million of lower revenue as a result of bankruptcies, related store closings and associated write-offs.  This was partially offset by incremental revenues from anchor replacements and box openings of $0.7 million in the quarter.

•

Same Store NOI, excluding lease termination revenue, decreased 2.3% for the nine months ended September 30, 2019 compared to September 30, 2018.  Excluding the impact of revenue lost from bankruptcy-related store closings, Same Store NOI, excluding lease termination was positive.

•

On a year-to-date basis through September 30, 2019, the Company has been impacted by $4.3 million of lower revenue as a result of bankruptcies, related store closings and associated write-offs, which was partially offset by $2.0 million in incremental rent from anchor replacements and box openings.

•

NOI-weighted sales at our Core Malls increased to $545 per square foot.  Core Mall sales per square foot reached $536, a 5.5% increase over the prior year.  Average comparable sales per square foot at our top 6 properties rose 5.1% to $642.

•	Core Mall total occupancy was 94.4%, an increase of 60 basis points compared to September 30, 2018. Core Mall non-

anchor occupancy declined by only 20 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 66 store closures in 236,000 square feet year-to-date.
•

Non-anchor Leased space exceeds occupied space by 160 basis points when factoring in 537,000 square feet of executed new leases slated for future occupancy, representing $11.6 million in annualized future revenue, excluding Fashion District.

•

Average renewal spreads were strong in our wholly-owned portfolio at 13.2% for spaces less than 10,000 square feet and 6.5% for large format spaces.   Average renewal spreads for the entire portfolio were 2.2% for the quarter.

•

During the quarter, the Company completed financing and asset sales transactions generating incremental liquidity of approximately $12.5 million since last quarter. The Company has no material debt maturities until 2021.

•	The Company has received offers from twelve bidders on its multifamily land parcels and is calling for best and final offers, currently expecting to move to Agreements of Sale before the end of 2019.
•

The Company opened Fashion District Philadelphia on September 19, 2019.  During September, three replacement tenants opened in Plymouth Meeting Mall’s former Macy’s store with one following in October. Additionally, Woodland Mall’s expansion wing, resulting from a proactive Sears recapture in 2016, opened on October 12, 2019.

Leasing and Redevelopment

•

Excluding Fashion District Philadelphia, 537,000 square feet of leases are signed for future openings.  This is comprised of 249,000 square feet of space expected to open in 2019 which is expected to contribute annual gross rent of $6.1 million and 288,000 square feet opening in 2020 expected to contribute annual gross rent of $5.5 million.

•

On September 19, the Company’s 50/50 joint venture with Macerich opened Fashion District Philadelphia, a four-level retail hub in Center City spanning nearly 900,000 square feet across three city blocks in the heart of downtown Philadelphia. The project, which represents an unrivaled collection of retail, entertainment and co-working uses, is expected to be 70% occupied by Holiday 2019. Noteworthy tenants include Century 21, Primark, Burlington, Industrious, H&M, Nike, AMC Theaters, Round One, City Winery, Wonderspaces, Candytopia, Ulta, Forever 21, Kate Spade, Sephora, A/X Armani, DSW Shoes, American Eagle/Aerie, Hollister, Columbia Sportswear, Guess Factory and Skechers, among others.

•

At Plymouth Meeting Mall, Burlington, DICK’s Sporting Goods, Miller’s Ale House and Edge Fitness have opened in the location of the former Macy’s.  This convenient and sought-after collection of tenants, will be joined by Michaels in Spring 2020.

•

On October 12, 2019, the expansion wing at Woodland Mall opened anchored by a brand new, top-quality Von Maur Department Store.  New tenants in the wing include: Urban Outfitters, Tricho Salon & Spa, Williams-Sonoma, Black Rock Bar & Grill, Paddle North and Made in Michigan.  The Cheesecake Factory plans to open its second Michigan location in early November. In Spring 2020, the mall is slated to welcome White House | Black Market and Sephora.

•	At Willow Grove Park, Yard House is under construction for a December 2019 opening and construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in early 2020.
•	At Valley Mall, both Macy’s and The Bon Ton were replaced in 2018. DICK’s Sporting Goods is under construction in a former Sears location and is expected to open in Spring 2020.
•

At Dartmouth Mall, construction is underway for a new Burlington as the lead tenant for a proactively recaptured Sears store.  Occupying 43,000 square feet, the store is expected to open in Spring 2020.  The redevelopment plan also includes approximately 35,000 square feet of new outparcels to capitalize on the property’s location.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2019 and September 30, 2018:

•

Net income attributable to PREIT common shareholders was $17.4 million, or $0.22 per basic and diluted share for the three months ended September 30, 2019, compared to net loss attributable to PREIT common shareholders of $7.6 million, or $0.11 per basic and diluted share for the three months ended September 30, 2018.

•

Same Store NOI decreased by $3.4 million, or 6.2%.  Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings.

•

Non Same Store NOI decreased by $2.2 million primarily driven by anchor closings and associated co-tenancy rents at Valley View and Wyoming Valley Malls and the sale of the Whole Foods parcel at Exton Square.

•

FFO for the three months ended September 30, 2019 was $0.63 per share and OP Unit compared to $0.34 per share and OP Unit in the prior year.  Adjustments to FFO in the 2019 quarter included $0.38 per share of gain from extinguishment of debt at Wyoming Valley Mall, $0.03 per share of net insurance proceeds related to claims for hurricane damage.  Adjustments to FFO in the 2018 quarter included a loss on debt extinguishment and provision for employee separation expenses that totaled $0.01 per share.

•

General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.2 million ($0.02 per share) of costs in the three months ended September 30, 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three and nine month periods ended September 30, 2019 and 2018 is included on page 18.

Asset Dispositions

In July 2019, we closed on the sale of a Texas Roadhouse outparcel located at Valley View Mall in LaCrosse, WI for $1.4 million.  We recorded a gain of $1.2 million in connection with this sale.

In September, the Company completed the conveyance of Wyoming Valley Mall back to its mortgage loan lender.  In connection with this transaction, the Company recorded a gain on debt extinguishment of $29.6 million.  The Company had previously recognized an asset impairment loss of approximately $32.2 million.

Year-to- Date Capital Transaction Summary

The table below summarizes year-to-date capital activity that impacts the Company’s liquidity position:

	Closed	Under Contract	Total
Gainesville Development Parcel(1)	$5,000	$10,000	$15,000
New Garden Township Parcel(2)	8,250	-	8,250
Wiregrass mortgage loan sale	8,000	-	8,000
Whole Foods Parcel(3)	10,500	-	10,500
Capital City transaction - incremental capacity(4)	40,000	-	40,000
Gloucester Premium Outlets Parcel	937	-	937
Fashion District Philadelphia Term Loan expansion (5)	25,500	-	25,500
Valley View Mall Outparcel Sale	1,400	-	1,400
Total	$99,587	$10,000	$109,587

(1) Under contract and expected to close in the fourth quarter of 2019.
(2) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company.
(3) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million.
(4) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance.
(5) Represents the Company's share of amounts drawn under the expanded capacity of the Fashion District Philadelphia term loan.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the Core Mall portfolio can be found below:

Comp store sales for the rolling twelve months ended September 30, 2018	$490
Organic sales growth	28
Impact of non-core malls	18
Comp store sales for the rolling twelve months ended September 30, 2019	$536
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook

The Company is revising its July 31, 2019 guidance for GAAP net loss allocable to common shareholders to $0.38 and $0.31 per diluted share for the year ending December 31, 2019 due to the inclusion of the gain on conveyance of Wyoming Valley Mall and the factors set forth below.

The Company is revising its July 31, 2019 guidance for FFO as adjusted to $1.08 to $1.14 per share.  FFO is expected to be between $1.37 and $1.44 per share. Same Store NOI, excluding termination revenue, is expected to decline between 2.5% and 1.5% with wholly-owned properties declining 2.1% to 1.1 % and joint venture properties declining between 5.1% and 3.7%.

Key drivers accounting for our change in FFO as adjusted guidance include:

•

Lower land sale gains.  Previously, we guided to a range of $8.1 million to $11.1 million.  We now expect land sale gains to be in the range of $4.0 million to $4.6 million.  At the mid-point, this decrease is $5.3 million, or $0.07 per share.  We currently expect to enter into one or more contracts to sell land parcels as part of our multifamily program before the end of 2019, with the first closing anticipated in the first half of 2020.

•

Lower lease termination revenues. Previously, we guided to a range of $3.0 million to $4.0 million based on our historical experience and potential lease terminations. We now expect lease termination fees in a range of $1.4 million to $1.6 million. At the mid-point, this decrease is $2.0 million, or $0.03 per share.

•

A reduction in our Same Store NOI guidance due to the impact of additional bankruptcies in the third and fourth quarters, lower than expected revenues from our common area program and delays in the opening of certain stores, among other factors.

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.38)	$(0.31)
Depreciation and amortization, non-controlling interest and other	1.75	1.75
FFO per share	$1.37	$1.44
Gain on debt extinguishment, net	(0.31)	(0.31)
Impairment of development land parcel	0.02	0.02
Provision for employee separation expenses	0.05	0.05
Insurance recoveries, net	(0.06)	(0.06)
FFO per share, as adjusted	$1.08	$1.14
(1) Estimates per diluted share totals might not foot due to rounding

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, October 30, 2019, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 2181645, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

2019 Earnings Guidance

(in millions, except per share amounts)

	2018	2019 Guidance		Same Store NOI Growth
	Actual	Low	High	Low	High
Same store NOI, excluding termination fees
Wholly-owned properties	$188.7	$184.7	$186.5	-2.1%	-1.1%
Joint venture properties	29.7	28.2	28.6	-5.1%	-3.7%
	218.4	212.9	215.1	-2.5%	-1.5%
Non-same store NOI	20.1	13.0	13.4
NOI, excluding lease termination fees	238.5	225.9	228.5
Lease termination fees	9.2	1.4	1.6
Total NOI	$247.7	$227.3	$230.1

G&A and leasing expenses
G&A	(38.3)	(38.5)	(38.0)
Leasing costs expensed under ASC 842	-	(5.7)	(5.6)

Other income (expenses)
Corporate revenues	4.3	1.5	1.7
Land sale gains	8.1	4.0	4.6
Provision for employee separation expenses	(1.1)	(4.2)	(4.0)
Impairment of mortgage loan/land parcel	(8.1)	(1.5)	(1.5)
Other, including non-real estate depreciation	(1.5)	(2.2)	(2.0)
Insurance losses (recoveries)	-	4.5	4.5

Capital costs
Interest expense, gross	(83.3)	(88.4)	(88.2)
Capitalized interest	11.1	14.4	14.6
Preferred dividends	(27.4)	(27.4)	(27.4)
Mortgage loan defeasance	-	24.8	24.8

Funds from Operations (FFO)	$111.5	$108.6	$113.6

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	4.2	4.0
Insurance recoveries, net	(0.3)	(4.5)	(4.5)
Gain on debt extinguishment, net	-	(24.8)	(24.8)

FFO as adjusted	$120.4	$85.0	$89.8

Weighted average shares, including OP units	78.3	79.0	79.0

FFO per share	$1.42	$1.37	$1.44

FFO, as adjusted per share	$1.54	$1.08	$1.14

Pennsylvania Real Estate Investment Trust

2019 Earnings Guidance - Reconciliation of Net Income to FFO and FFO as adjusted (Non-GAAP measures)

(in millions, except per share amounts)

	2018	2019 Guidance
	Actual	Low	High

Net (loss) income	$(126.5)	$(1.9)	$4.1
Depreciation and amortization	140.3	140.6	139.6
Gain on sales of operating assets	(4.3)	(2.7)	(2.7)
Impairment of real estate assets	129.4	-	-
Preferred share dividends	(27.4)	(27.4)	(27.4)
Funds From Operations (FFO)	$111.5	$108.6	$113.6

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	4.2	4.0
Insurance recoveries, net	(0.3)	(4.5)	(4.5)
Gain on debt extinguishment, net	-	(24.8)	(24.8)
FFO as adjusted	$120.4	$85.0	$89.8

Net (loss) income	(126.5)	(1.9)	4.1
Preferred share dividends	(27.4)	(27.4)	(27.4)
Noncontrolling interest	16.2	1.2	1.0
Dividends on unvested restricted shares	(0.5)	(0.9)	(0.9)
Net loss used to calculate EPS	$(138.2)	$(29.0)	$(23.2)

Weighted average shares	69.7	75.5	75.5
Weighted average shares, including OP units	78.3	79.0	79.0

Net loss per share	$(1.98)	$(0.38)	$(0.31)

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three and Nine Months Ended September 30, 2019 as compared to the Three and Nine Months Ended September 30, 2018

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2019	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2018	$26,978	$0.35	$79,830	$1.02

Changes - Q3 2018 to Q3 2019

Contribution from anchor replacements and new box tenants	669	0.010	2,040	0.025
Impact from 2019 bankruptcies	(1,809)	(0.025)	(3,439)	(0.045)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,143)	(0.015)	(1,898)	(0.025)
Lease termination revenue	(20)	-	(6,126)	(0.080)
Credit losses	(776)	(0.010)	(140)	-
Other	49	-	536	0.005
Same Store NOI from unconsolidated properties	(322)	(0.005)	(1,133)	(0.015)
Same Store NOI	(3,352)	(0.045)	(10,160)	(0.130)
Non Same Store NOI	(2,203)	(0.030)	(5,509)	(0.070)
Dilutive effect of asset sales	-	-	(412)	(0.005)
General and administrative expenses	(874)	(0.010)	(695)	(0.010)
Capitalization of leasing costs	(1,290)	(0.015)	(4,755)	(0.060)
Gain on sales of non-operating real estate	-	-	589	0.010
Other	(1,170)	(0.015)	(2,063)	(0.025)
Interest expense, net	(297)	(0.005)	(832)	(0.010)
Increase in weighted average shares	-	-	-	(0.010)
Funds from Operations, as adjusted September 30, 2019	$17,792	$0.23	$55,993	$0.71
Insurance recoveries, net	2,878	0.035	4,494	0.055
Gain on debt extinguishment, net	29,600	0.380	24,832	0.315
Impairment of development land parcel	-	-	(1,464)	(0.020)
Provision for employee separation expense	(218)	(0.005)	(1,078)	(0.015)
Funds from Operations September 30, 2019	$50,052	$0.63	$82,777	$1.05

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	September 30, 2019	December 31, 2018
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	77,602	70,495
OP Units Outstanding	2,023	8,272
Total Common Shares and OP Units Outstanding	79,625	78,767
Equity Market Capitalization—Common Shares and OP Units	$455,452	$467,880
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$839,202	$851,630

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,286,389	$1,408,325
Unsecured Debt Balance (2) (3)	763,000	615,000
Debt Capitalization	$2,049,389	$2,023,325
TOTAL MARKET CAPITALIZATION	$2,888,591	$2,874,955

Equity Capitalization/Total Market Capitalization	29.1%	29.6%
Debt Capitalization/Total Market Capitalization	70.9%	70.4%
Unsecured Debt Balance/Total Debt	37.2%	30.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$26,314	$27,367
Revolving Facility	400,000	400,000
Amount Outstanding	(213,000)	(65,000)
Letters of Credit	-	(5,126)
Available Revolving Facility (4)	$187,000	$329,874
Term Loans	700,500	675,000
Amount Borrowed	(700,500)	(675,000)
Available Term Loans	$-	$-
TOTAL	$213,314	$357,241
Shelf Registration	$1,000,000	$1,000,000

(1)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $150,500 of secured debt from our share of the FDP Term Loan.
(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $213,000 as of September 30, 2019 and $65,000 as of December 31, 2018.
(3)	The unsecured debt balance includes a Term Loan balance of $550,000 as of September 30, 2019 and December 31, 2018.
(4)

The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the incremental unsecured amount that the Company may borrow as of September 30, 2019 within the Unencumbered Debt Yield covenant, under the $400.0 million 2018 Revolving Facility, is an aggregate of $80.7 million.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three and Nine Months ended September 30, 2019 and 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2019	2018	2019	2018
REVENUE:
Real estate revenue:
Lease revenue	$73,310	$78,220	$223,668	$239,669
Expense reimbursements	5,364	5,677	15,342	16,307
Other real estate revenue	2,202	2,492	7,619	6,928
Total real estate revenue	80,876	86,389	246,629	262,904
Other income	498	1,714	1,440	3,454
Total revenue	81,374	88,103	248,069	266,358
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(28,320)	(27,826)	(85,891)	(84,569)
Utilities	(4,009)	(4,430)	(11,350)	(12,143)
Other property operating expenses	(1,836)	(2,444)	(5,815)	(8,752)
Total property operating expenses	(34,165)	(34,700)	(103,056)	(105,464)
Depreciation and amortization	(31,236)	(33,119)	(98,085)	(100,505)
General and administrative expenses	(10,605)	(8,441)	(33,419)	(27,969)
Provision for employee separation expenses	(218)	(561)	(1,078)	(956)
Insurance recoveries, net	2,878	-	4,494	-
Project costs and other expenses	(80)	(214)	(267)	(465)
Total operating expenses	(73,426)	(77,035)	(231,411)	(235,359)
Interest expense, net(1)	(15,534)	(15,181)	(46,986)	(46,064)
Gain on debt extinguishment	29,600	-	24,832	-
Impairment of assets	-	-	-	(34,286)
Impairment of development land parcel	-	-	(1,464)	-
Total expenses	(59,360)	(92,216)	(255,029)	(315,709)
Income (loss) before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to gain on sales of interests in non operating real estate	22,014	(4,113)	(6,960)	(49,351)
Equity in income of partnerships(2)	1,531	2,477	6,136	8,186
Gain on sales of real estate by equity method investee	-	-	553	2,773
Gain on sales of real estate, net	1,171	-	2,684	748
Adjustment to gain on sales of interests in non operating real estate	-	-	-	(25)
Net income (loss)	24,716	(1,636)	2,413	(37,669)
Less: net income (loss) attributable to noncontrolling interest	(454)	891	1,563	6,122
Net income (loss) attributable to PREIT	24,262	(745)	3,976	(31,547)
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net income (loss) attributable to PREIT common shareholders	$17,419	$(7,588)	$(16,555)	$(52,078)

(1)

Net of capitalized interest expense of $2,646 and $1,821 for the three months ended September 30, 2019 and 2018, respectively, and $6,969 and $4,728 for the nine months ended September 30, 2019 and 2018, respectively.

(2)

Equity in the income of partnerships is net of capitalized interest expense of $1,602 and $1,371 for the three months ended September 30, 2019 and 2018, respectively, and $4,554 and $3,292 for the nine months ended September 30, 2019 and 2018, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Nine Months ended September 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Noncontrolling interest	(454)	891	1,563	6,122
Preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Dividends on unvested restricted shares	(222)	(136)	(663)	(412)
Net income (loss) used to calculate loss per share—basic and diluted	$17,197	$(7,724)	$(17,218)	$(52,490)
Basic and diluted income (loss) per share:	$0.22	$(0.11)	$(0.23)	$(0.75)

(in thousands of shares)
Weighted average shares outstanding—basic	76,492	69,803	74,771	69,718
Effect of common share equivalents(1)	332	-	-	-
Weighted average shares outstanding—diluted	76,824	69,803	74,771	69,718

(1)

The Company had net losses used to calculate earnings per share for three of the periods presented. Therefore, the effects of common share equivalents of 38 for the three months ended September 30, 2018, and 375 and 272 for the nine months ended September 30, 2019 and 2018, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three and Nine Months ended September 30, 2019 and 2018

(Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months ended September 30, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$43,858	$46,888	$(3,030)	-6.5%	$2,853	$4,801	$46,711	$51,689
NOI attributable to equity method investments, at ownership share	7,029	7,351	(322)	-4.4%	(296)	(41)	6,733	7,310
Total NOI	50,887	54,239	(3,352)	-6.2%	2,557	4,760	53,444	58,999
Less: lease termination revenue	55	252	(197)	-78.2%	-	14	55	266
Total NOI excluding lease termination revenue	$50,832	$53,987	$(3,155)	-5.8%	$2,557	$4,746	$53,389	$58,733

Net Operating Income ("NOI") Reconciliation for the Nine Months ended September 30, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$133,210	$142,237	$(9,027)	-6.3%	$10,363	$15,203	$143,573	$157,440
NOI attributable to equity method investments, at ownership share	21,148	22,280	(1,132)	-5.1%	(191)	479	20,957	22,759
Total NOI	154,358	164,517	(10,159)	-6.2%	10,172	15,682	164,530	180,199
Less: lease termination revenue	513	7,066	(6,553)	-92.7%	17	577	530	7,643
Total NOI excluding lease termination revenue	$153,845	$157,451	$(3,606)	-2.3%	$10,155	$15,105	$164,000	$172,556

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Depreciation and amortization:
Consolidated	31,236	33,119	98,085	100,505
Unconsolidated properties at ownership share	2,403	2,132	6,453	6,518
Interest expense:
Consolidated	15,534	15,181	46,986	46,064
Unconsolidated properties at ownership share	2,656	2,712	7,997	8,087
Gain on sales of real estate by equity method investee	-	-	(553)	(2,773)
(Gain) on sales of interests in real estate, net	(1,171)	-	(2,684)	(748)
Gain on debt extinguishment, net	(29,600)	-	(24,832)	-
Impairment of assets	-	-	1,464	34,286
EBITDAre	$45,774	$51,508	$135,329	$154,270

(1)	EBITDAre is a non-GAAP measure. See definition on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended September 30, 2019 and September 30, 2018

(in thousands)

	Three Months Ended September 30,
	2019	2018
Net income (loss)	$24,716	$(1,636)
Other income	(498)	(1,714)
Depreciation and amortization	31,236	33,119
General and administrative expenses	10,605	8,441
Insurance recoveries, net	(2,878)	-
Provision for employee separation expense	218	561
Project costs and other expenses	80	214
Interest expense, net	15,534	15,181
Equity in income of partnerships	(1,531)	(2,477)
Gain on debt extinguishment, net	(29,600)	-
Gain on sales of interests in real estate, net	(1,171)	-
NOI from consolidated properties(1)	$46,711	$51,689

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$49,101	$50,052	$4,586	$6,319	$53,687	$56,371
CAM reimbursement income	9,971	10,170	845	916	10,816	11,086
Real estate tax income	8,615	9,208	499	862	9,114	10,070
Percentage rent	771	646	-	-	771	646
Lease termination revenue	11	31	-	14	11	45
	68,469	70,107	5,930	8,111	74,399	78,218
Less: credit losses	(1,094)	-	4	-	(1,090)	-
Lease revenue	67,375	70,107	5,934	8,111	73,309	78,218
Expense reimbursements	4,820	4,997	544	681	5,364	5,678
Other real estate revenue	2,051	2,297	151	196	2,202	2,493
Total real estate revenue	74,246	77,401	6,629	8,988	80,875	86,389
Property operating expenses
CAM and real estate taxes	(25,243)	(24,472)	(3,077)	(3,355)	(28,320)	(27,827)
Utilities	(3,533)	(3,816)	(476)	(614)	(4,009)	(4,430)
Credit losses	-	(318)	-	6	-	(312)
Other property operating expenses	(1,611)	(1,907)	(223)	(224)	(1,834)	(2,131)
Total property operating expenses	(30,388)	(30,513)	(3,776)	(4,187)	(34,164)	(34,700)
NOI from consolidated properties(1)	$43,858	$46,888	$2,853	$4,801	$46,711	$51,689
Less: Lease termination revenue	11	31	-	14	11	45
NOI from consolidated properties excluding lease termination revenue(1)	$43,847	$46,857	$2,853	$4,787	$46,700	$51,644
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(6.4%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended September 30, 2019 and September 30, 2018

(in thousands)

	Three Months Ended September 30,
	2019	2018
Equity in income of partnerships	$1,531	$2,477
Other income	(24)	(12)
Depreciation and amortization	2,403	2,132
Interest expense and other expenses, net	2,823	2,713
NOI from equity method investments at ownership share(1)	$6,733	$7,310

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$6,539	$6,773	$258	$176	$6,797	$6,949
CAM reimbursement income	1,489	1,419	76	6	1,565	1,425
Real estate tax income	913	951	51	43	964	994
Percentage rent	124	81	-	-	124	81
Lease termination revenue	44	221	-	-	44	221
	9,109	9,445	385	225	9,494	9,670
Less: credit losses	8	-	-	-	8	-
Lease revenue	9,117	9,445	385	225	9,502	9,670
Expense reimbursements	466	515	57	53	523	568
Other real estate revenue	255	264	313	169	568	433
Total real estate revenue	9,838	10,224	755	447	10,593	10,671
Property operating expenses
CAM and real estate taxes	(2,072)	(2,024)	(526)	(388)	(2,598)	(2,412)
Utilities	(205)	(202)	(39)	(42)	(244)	(244)
Credit losses	-	(43)	-	(14)	-	(57)
Other property operating expenses	(532)	(604)	(486)	(44)	(1,018)	(648)
Total property operating expenses	(2,809)	(2,873)	(1,051)	(488)	(3,860)	(3,361)
NOI from equity method investments at ownership share(1)	$7,029	$7,351	$(296)	$(41)	$6,733	$7,310
Less: Lease termination revenue	44	221	-	-	44	221
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$6,985	$7,130	$(296)	$(41)	$6,689	$7,089
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(2.0%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Nine Months Ended September 30, 2019 and September 30, 2018

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Net income (loss)	$2,413	$(37,669)
Other income	(1,440)	(3,454)
Depreciation and amortization	98,085	100,505
General and administrative expenses	33,419	27,969
Insurance recoveries, net	(4,494)	-
Provision for employee separation expenses	1,078	956
Project costs and other expenses	267	465
Interest expense, net	46,986	46,064
Impairment of assets	-	34,286
Impairment of development land parcel	1,464	-
Equity in income of partnerships	(6,136)	(8,186)
Gain on debt extinguishment, net	(24,832)	-
Gain on sales of real estate by equity method investee	(553)	(2,773)
Adjustment to gain on sales of inerests in real estate, net	-	25
Gain on sales of interests in real estate, net	(2,684)	(748)
NOI from consolidated properties(1)	$143,573	$157,440

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$148,620	$148,376	$15,056	$19,337	$163,676	$167,713
CAM reimbursement income	30,646	30,737	2,719	3,151	33,365	33,888
Real estate tax income	26,006	27,547	1,488	2,452	27,494	29,999
Percentage rent	928	887	7	15	935	902
Lease termination revenue	463	6,589	17	577	480	7,166
	206,663	214,136	19,287	25,532	225,950	239,668
Less: credit losses	(1,949)	-	(333)	-	(2,282)	-
Lease revenue	204,714	214,136	18,954	25,532	223,668	239,668
Expense reimbursements	13,642	14,154	1,700	2,153	15,342	16,307
Other real estate revenue	5,993	6,282	1,626	647	7,619	6,929
Total real estate revenue	224,349	234,572	22,280	28,332	246,629	262,904
Property operating expenses					-	-
CAM and real estate taxes	(76,094)	(74,268)	(9,797)	(10,302)	(85,891)	(84,570)
Utilities	(9,926)	(10,314)	(1,425)	(1,829)	(11,351)	(12,143)
Credit losses	-	(1,809)	-	(223)	-	(2,032)
Other property operating expenses	(5,119)	(5,944)	(695)	(775)	(5,814)	(6,719)
Total property operating expenses	(91,139)	(92,335)	(11,917)	(13,129)	(103,056)	(105,464)
NOI from consolidated properties(1)	$133,210	$142,237	$10,363	$15,203	$143,573	$157,440
Less: Lease termination revenue	463	6,589	17	577	480	7,166
NOI from consolidated properties excluding lease termination revenue(1)	$132,747	$135,648	$10,346	$14,626	$143,093	$150,274
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(2.1%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Nine Months Ended September 30, 2019 and September 30, 2018

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Equity in income of partnerships	$6,136	$8,186
Other income	(46)	(35)
Depreciation and amortization	6,453	6,518
Interest expense and other expenses, net	8,414	8,090
NOI from equity method investments at ownership share(1)	$20,957	$22,759

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$19,831	$20,645	$604	$1,139	$20,435	$21,784
CAM reimbursement income	4,790	4,724	90	38	4,880	4,762
Real estate tax income	2,800	2,814	134	138	2,934	2,952
Percentage rent	250	221	-	-	250	221
Lease termination revenue	50	477	-	-	50	477
	27,721	28,881	828	1,315	28,549	30,196
Less: credit losses	19	-	59	-	78	-
Lease revenue	27,740	28,881	887	1,315	28,627	30,196
Expense reimbursements	1,402	1,523	150	173	1,552	1,696
Other real estate revenue	805	721	716	574	1,521	1,295
Total real estate revenue	29,947	31,125	1,753	2,062	31,700	33,187
Property operating expenses
CAM and real estate taxes	(6,459)	(6,340)	(1,244)	(1,214)	(7,703)	(7,554)
Utilities	(586)	(622)	(119)	(190)	(705)	(812)
Credit losses	-	(65)	-	(38)	-	(103)
Other property operating expenses	(1,754)	(1,817)	(581)	(142)	(2,335)	(1,959)
Total property operating expenses	(8,799)	(8,844)	(1,944)	(1,584)	(10,743)	(10,428)
NOI from equity method investments at ownership share(1)	$21,148	$22,281	$(191)	$478	$20,957	$22,759
Less: Lease termination revenue	50	477	-	-	50	477
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$21,098	$21,804	$(191)	$478	$20,907	$22,282
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(3.2%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Nine Months ended September 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Depreciation and amortization on real estate
Consolidated properties	30,948	32,764	97,126	99,428
PREIT's share of equity method investments	2,402	2,132	6,453	6,518
Gain on sales of real estate by equity method investee	-	-	-	(2,773)
Gain on sales of interests in real estate, net	(1,171)	-	(2,684)	(748)
Impairment of assets	-	-	-	34,286
Dividends on preferred shares	(6,843)	(6,843)	(20,531)	(20,531)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$50,052	$26,417	$82,777	$78,511
Insurance recoveries, net	(2,878)	-	(4,494)	-
Gain on debt extinguishment, net	(29,600)	-	(24,832)	-
Accelerated amortization of financing costs	-	-	-	363
Impairment of development land parcel	-	-	1,464	-
Provision for employee separation expenses	218	561	1,078	956
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$17,792	$26,978	$55,993	$79,830

FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	17,792	26,978	55,993	79,830
Adjustments:
Straight line rent	(1,316)	(756)	(4,422)	(2,217)
Recurring capital expenditures	(6,193)	(5,997)	(13,296)	(13,704)
Tenant allowances	(2,613)	(7,702)	(6,082)	(17,320)
Amortization of non-cash deferred compensation	1,822	1,754	5,633	5,392
Capitalized leasing costs	(192)	(1,482)	(668)	(5,423)
Amortization of above- and below-market lease intangibles	(23)	(137)	(51)	(187)
Funds available for distribution to common shareholders and OP Unit holders(1)	$9,277	$12,658	$37,107	$46,371

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.63	$0.34	$1.05	$1.00
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.23	$0.35	$0.71	$1.02
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.12	$0.16	$0.47	$0.59

(1)	Non-GAAP measures. See definitions on page 37.

(Continued on next page)

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Nine Months ended September 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders			56.8%	58.7%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted			68.2%	54.9%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders			112.2%	95.5%

Weighted average number of shares outstanding	76,492	69,803	74,771	69,718
Weighted average effect of full conversion of OP Units	2,023	8,273	3,625	8,273
Effect of common share equivalents	332	38	375	272
Total weighted average shares outstanding, including OP Units	78,847	78,114	78,771	78,263

(2)	Twelve months ended September 30, 2019 and September 30, 2018, respectively.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	September 30, 2019	December 31, 2018
(in thousands of dollars)	(unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,043,937	$3,063,531
Construction in progress	151,787	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,201,605	3,184,594
Accumulated depreciation	(1,181,848)	(1,118,582)
Net investments in real estate	2,019,757	2,066,012
INVESTMENTS IN PARTNERSHIPS, at equity:	143,440	131,124
OTHER ASSETS:
Cash and cash equivalents	11,709	18,084
Tenant and other receivables, net	35,374	38,914
Intangible assets	15,286	17,868
Deferred costs and other assets, net	99,017	110,805
Assets held for sale	9,463	22,307
Total assets	$2,334,046	$2,405,114
LIABILITIES:
Mortgage loans payable, net	$904,641	$1,047,906
Term Loans, net	547,834	547,289
Revolving Facilities	213,000	65,000
Tenants’ deposits and deferred rent	11,296	15,400
Distributions in excess of partnership investments	87,554	92,057
Fair value of derivative liabilities	16,324	3,010
Accrued expenses and other liabilities	90,907	87,901
Total liabilities	1,871,556	1,858,563
EQUITY:
Total equity	462,490	546,551
Total liabilities and equity	$2,334,046	$2,405,114

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

(in thousands of dollars)	September 30, 2019	December 31, 2018
ASSETS:
Investments in real estate, at cost:
Operating properties	$355,933	$276,977
Construction in progress	188,127	211,637
Total investments in real estate	544,060	488,614
Accumulated depreciation	(110,893)	(106,066)
Net investments in real estate	433,167	382,548
Cash and cash equivalents	16,056	9,283
Deferred costs and other assets, net	20,344	14,564
Total assets	469,567	406,395
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	227,216	231,426
FDP Term Loan, net	150,500	125,000
Other liabilities	35,965	10,902
Total liabilities	413,681	367,328
Net investment	$55,886	$39,067
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$143,440	$131,124
Distributions in excess of partnership investments	(87,554)	(92,057)
Net investment	$55,886	$39,067

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended September 30, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	25	62,063	5.9	$38.34	n/a	n/a	n/a	n/a	$7.34
	Unconsolidated(4)	3	3,229	3.4	69.41	n/a	n/a	n/a	n/a	-
Total Under 10k sf		28	65,292	5.8	$39.88	n/a	n/a	n/a	n/a	$7.13

Over 10k sf	Consolidated	2	35,034	10.7	$18.94	n/a	n/a	n/a	n/a	$10.63
Total New Leases		30	100,326	7.5	$32.57	n/a	n/a	n/a	n/a	$8.87

Renewal Leases
Under 10k sf	Consolidated	16	18,748	5.3	$105.18	$96.89	$8.29	8.6%	13.2%	$1.45
	Unconsolidated(4)	8	17,996	2.7	81.71	92.23	(10.52)	(11.4%)	(13.5%)	-
Total Under 10k sf		24	36,744	4.0	$93.69	$94.61	$(0.92)	(1.0%)	0.1%	$0.98

Over 10k sf	Consolidated	5	68,984	3.3	$24.09	$22.76	$1.33	5.8%	6.5%	$-
	Unconsolidated(4)	1	11,306	1.0	14.15	14.15	-	0.0%	0.0%	-
Total Over 10k sf		6	80,290	2.9	$22.69	$21.55	$1.14	5.3%	5.9%	-
Total Fixed Rent		30	117,034	3.3	$44.98	$44.49	$0.49	1.1%	2.2%	$0.38
Percentage in Lieu	Consolidated	14	24,057	2.5	$39.24	$46.13	$(6.89)	(14.9%)		-
Total Renewal Leases		44	141,091	3.2	$44.00	$44.77	$(0.76)	(1.7%)		$0.33
Total Non Anchor		74	241,417	5.0	$39.25

Anchor
Renewal Leases	Consolidated	1	96,357	5.0	$4.64	n/a	n/a	n/a	n/a	$-
Total		1	96,357	5.0	$4.64

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Nine Months Ended September 30, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	82	213,611	6.7	$40.32	n/a	n/a	n/a	n/a	$12.03
	Unconsolidated(4)	8	24,075	5.4	50.15	n/a	n/a	n/a	n/a	11.66
Total Under 10k sf		90	237,686	6.6	$41.32	n/a	n/a	n/a	n/a	$12.00

Over 10k sf	Consolidated	4	67,272	10.0	19.32	n/a	n/a	n/a	n/a	5.87
Total New Leases		94	304,958	7.3	$36.46	n/a	n/a	n/a	n/a	$10.15

Renewal Leases
Under 10k sf	Consolidated	68	134,047	3.5	$63.84	$60.59	$3.25	5.4%	6.8%	$2.39
	Unconsolidated(4)	16	43,297	3.2	69.57	78.07	(8.50)	(10.9%)	(7.1%)	2.04
Total Under 10k sf		84	177,344	3.4	$65.24	$64.86	$0.38	0.6%	2.5%	$2.31

Over 10k sf	Consolidated	11	201,155	4.3	$16.76	$15.85	$0.91	5.7%	6.6%	$0.49
	Unconsolidated(4)	1	11,306	1.0	14.15	14.15	-	0.0%	0.0%	-
Total Over 10k sf		12	212,461	4.1	16.62	15.76	0.86	5.5%	6.3%	0.48
Total Fixed Rent		96	389,805	3.8	$38.74	$38.10	$0.64	1.7%	3.4%	$1.23
Percentage in Lieu	Consolidated	54	169,739	1.9	$31.20	$45.02	$(13.82)	(30.7%)
Total Renewal Leases		150	559,544	3.2	$36.45	$40.20	$(3.74)	(9.3%)		$1.01
Total Non Anchor		244	864,502	4.7	$36.46

Anchor
New Leases		1	43,840	10.0	$16.50	n/a	n/a	n/a	n/a	$12.11
Renewal Leases	Consolidated	7	726,100	4.0	3.63	$4.31	$(0.68)	(15.8%)	n/a	$-
Total		8	769,940	4.3	$4.36

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	September 30, 2019								September 30, 2018
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor
Malls	88.0%	$536	$59.56	12.2%	94.4%	91.1%	95.5%	92.7%	85.7%	$508	$61.08	12.9%	95.0%	92.1%
Non-Core Malls	4.1%	339	43.89	12.4%	73.8%	72.5%	73.8%	72.5%	5.7%	341	46.64	14.0%	82.7%	81.1%
Malls Total	92.1%	$522	$58.55	12.2%	92.5%	89.8%	93.5%	91.3%	91.4%	$494	$60.01	13.0%	93.8%	91.2%
Other Retail Properties	5.5%	n/a	25.90	-	92.7%	92.1%	92.7%	92.1%	5.1%	n/a	25.81	n/a	90.4%	89.5%
Total Retail Properties	97.6%	522	$49.69	12.2%	92.5%	90.1%	93.4%	91.4%	96.5%	494	$51.26	13.0%	93.4%	90.9%
Sold Properties	2.6%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3.0%	377	33.19	14.2%	66.6%	90.3%
Other Properties (3)	-0.2%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.5%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$522	$49.69	12.2%	92.5%	90.1%	93.4%	91.4%	100.0%	$490	$50.97	13.0%	91.8%	90.9%

(1)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2)	Average gross rent for mall tenants greater than 10,000 sf was $21.73 per square foot as of September 30, 2019 and $22.06 per square foot as of September 30, 2018.
(3)	Operating metrics for Fashion District Philadelphia as of September 30, 2019 and 2018, respectively, are excluded because the property was under redevelopment until September 2019.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	September 30, 2019				September 30, 2018			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.5%	$780	92.8%	87.4%	$724	93.7%	89.2%	7.7%	(0.9%)	(1.8%)
Cherry Hill Mall	14.1%	712	95.6%	94.7%	671	95.3%	94.3%	6.1%	0.3%	0.4%
Woodland Mall	5.8%	615	96.6%	96.6%	561	96.3%	96.3%	9.6%	0.3%	0.3%
Lehigh Valley Mall	6.0%	592	90.6%	84.4%	579	91.4%	86.1%	2.2%	(0.8%)	(1.7%)
The Mall at Prince Georges	7.2%	558	98.5%	96.8%	535	98.4%	96.6%	4.3%	0.1%	0.2%
Springfield Town Center	10.7%	554	92.8%	90.4%	547	92.1%	89.3%	1.3%	0.7%	1.1%
	50.3%	$642	94.3%	91.6%	$611	94.3%	91.7%	5.1%	0.0%	(0.1%)

Malls 7-12
Dartmouth Mall	3.8%	539	97.4%	96.6%	538	96.4%	94.1%	0.2%	1.0%	2.5%
Jacksonville Mall	4.0%	507	98.7%	97.4%	514	99.6%	99.2%	(1.4%)	(0.9%)	(1.8%)
Magnolia Mall	3.4%	476	97.4%	95.6%	437	97.5%	95.6%	8.9%	(0.1%)	0.0%
Capital City Mall	4.9%	457	99.5%	99.3%	413	93.5%	90.1%	10.7%	6.0%	9.2%
Patrick Henry Mall	4.5%	445	94.9%	92.6%	407	95.9%	94.1%	9.3%	(1.0%)	(1.5%)
Viewmont Mall	4.1%	442	96.4%	92.5%	433	99.7%	99.4%	2.1%	(3.3%)	(6.9%)
	24.7%	$471	97.4%	95.8%	$447	97.2%	95.2%	5.4%	0.2%	0.6%

Malls 13-18
Valley Mall	4.5%	425	97.7%	95.4%	405	97.3%	95.5%	4.9%	0.4%	(0.1%)
Moorestown Mall	3.5%	413	92.7%	83.0%	401	91.9%	81.7%	3.0%	0.8%	1.3%
Springfield Mall	1.6%	412	92.4%	92.4%	420	96.8%	96.8%	(1.9%)	(4.4%)	(4.4%)
Cumberland Mall	3.1%	396	91.6%	86.2%	366	95.8%	93.1%	8.2%	(4.2%)	(6.9%)
Francis Scott Key Mall	3.7%	378	91.6%	86.9%	366	92.2%	87.8%	3.3%	(0.6%)	(0.9%)
Plymouth Meeting Mall	4.1%	342	88.0%	81.4%	348	92.2%	88.0%	(1.7%)	(4.2%)	(6.6%)
	20.5%	$396	92.3%	86.8%	$386	94.0%	90.2%	2.6%	(1.7%)	(3.4%)

All Core Malls	95.5%	$536	94.4%	91.1%	$508	95.0%	92.1%	5.5%	(0.6%)	(1.0%)

Non-Core Malls
Valley View Mall	1.9%	351	69.0%	87.6%	371	69.4%	88.5%	(5.4%)	(0.4%)	(0.9%)
Exton Square Mall	2.6%	325	76.2%	64.0%	317	89.0%	77.5%	2.5%	(12.8%)	(13.5%)
All Non-Core Malls	4.5%	$339	73.8%	72.5%	$341	82.7%	81.1%	(0.6%)	(8.9%)	(8.6%)

All Malls	100.0%	$522	92.5%	89.8%	$494	93.8%	91.2%	5.7%	(1.3%)	(1.4%)

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

September 30, 2019

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	41	8	49	4.5%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	36	6	42	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	54	9	63	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	2	12	2.8%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	16	4	20	2.6%
Forever 21, Inc.	Forever 21	11	2	13	2.1%
Express, Inc	Express, Express Factory Outlet, Express Men	13	3	16	2.1%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	13	9	22	1.9%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	13	2	15	1.7%
Macy's	Bloomingdale's, Macy's	13	2	15	1.6%
Cineworld Group	Regal Cinemas	4	0	4	1.5%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	27	4	31	1.4%
Dave & Buster's, Inc.	Dave & Buster's	3	0	3	1.5%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	25	6	31	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Loft Outlet	22	5	27	1.4%
H&M Hennes & Mauritz L.P.	H&M	13	0	13	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.2%
The Children's Place, Inc.	The Children's Place	14	2	16	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	18	2	20	1.0%
Chico's FAS, Inc.	Chico's, Soma, White House Black Market	11	3	14	1.0%
Total Top 20 Tenants		365	69	434	39.2%
Total Leases		1,461	321	1,782	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of September 30, 2019.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of September 30, 2019

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	144	293,741	3.6%	$16,996	$15,562	5.1%	$57.86
2020	252	1,072,178	13.3%	39,071	33,645	11.1%	36.44
2021	236	1,019,412	12.6%	37,696	31,866	10.5%	36.98
2022	189	601,221	7.4%	30,403	26,317	8.7%	50.57
2023	168	974,407	12.0%	38,598	34,142	11.2%	39.61
2024	153	696,179	8.6%	37,117	33,885	11.2%	53.31
2025	159	765,897	9.5%	40,542	32,839	10.8%	52.93
2026	116	581,786	7.2%	31,444	24,656	8.1%	54.05
2027	97	649,855	8.0%	25,811	23,814	7.8%	39.72
2028	76	611,907	7.6%	22,241	20,932	6.9%	36.35
Thereafter	82	824,361	10.2%	27,197	26,057	8.6%	32.99
Total/Average	1,672	8,090,944	100.0%	$347,116	$303,715	100.0%	$42.90

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	1	144,301	2.9%	$94	$94	0.4%	$0.65
2020	3	287,395	5.8%	1,064	1,064	4.1%	3.70
2021	6	567,179	11.3%	3,584	2,366	9.0%	6.32
2022	7	1,001,974	20.0%	3,802	3,447	13.1%	3.79
2023	3	348,592	7.0%	1,894	1,894	7.2%	5.43
2024	5	702,674	14.1%	3,226	3,226	12.3%	4.59
2025	5	731,526	14.6%	2,659	2,659	10.2%	3.63
2026	1	58,371	1.2%	861	861	3.3%	14.75
2027	0	0	0.0%	0	0	0.0%	-
2028	9	982,424	19.6%	6,701	6,701	25.6%	6.82
Thereafter	3	177,038	3.5%	3,879	3,879	14.8%	21.91
Total/Average	43	5,001,474	100.0%	$27,764	$26,191	100.0%	$5.55
(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 485,299 square feet.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2019

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	174,615	2,325	616,550
		Dick's Sporting Goods	2028	61,677
		Field & Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	242,732	403,211	36,205	1,299,033
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2020	80,983	BJ's Wholesale Club	117,889	168,249	144,893	57,174	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	138,742	10,974	564,151
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	151,236	51,509	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	122,949	6,634	494,777
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	344,414	89,985	1,159,895
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	154,238	15,829	608,885
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			63,039	184,702	68,345	931,971
		Lord & Taylor	2020	121,200
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	215,850	21,940	717,504
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			172,341	188,462	101,017	838,508
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	185,255	16,988	610,719
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	315,669	70,418	1,373,313
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	251,866	14,257	923,730
		Macy's	2023	195,655
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	229,968	18,354	794,794
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	157,916	19,977	689,226

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2019

				Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties		Location		Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

				Dick's Sporting Goods/Field & Stream	2028	90,000
				HomeGoods	2027				22,577
Willow Grove Park		Willow Grove, PA		Macy's	2022	225,000	Bloomingdale's	237,537	78,219	234,875	44,965	1,036,512
				Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall		Grand Rapids, MI					JCPenney	254,905	182,636	246,025	15,170	856,052
							Macy's	157,316
Total Core Malls						4,426,126		3,385,924	2,901,872	3,844,886	662,066	15,220,874

Other Malls and Retail Properties
Exton Square Mall		Exton, PA		Boscov's	2024	178,000	Macy's	181,200	41,884	194,821	192,765	991,342
			(2)	Sears	2019	144,301
				Round 1	2026	58,371
Fashion District Philadelphia		Philadelphia, PA		Burlington Coat Factory	2032	85,162			59,173	120,167	27,839	455,954
				Century 21	2026	95,157
				City Winery	2037				29,762
				H&M	2030				38,694
Gloucester Premium Outlets		Blackwood, NJ							37,303	274,579	56,266	368,148
Metroplex Shopping Center		Plymouth Meeting, PA		Giant Food Store	2021	67,185	Lowe's	163,215	287,711	49,012	7,280	778,190
							Target	137,514
				Dick's Sporting Goods	2020				41,593
				Saks OFF 5th	2026				24,680
The Court at Oxford Valley		Fairless Hills, PA		Best Buy	2021	59,620	BJ's Wholesale Club	116,872	239,186	54,141	54,575	704,526
							The Home Depot	130,751
				Dick's Sporting Goods	2021				49,381
Valley View Mall	(3)	La Crosse, WI		JCPenney	2025	96,357			41,667	141,477	239,081	518,582
Valley View Center		La Crosse, WI		Dick's Sporting Goods	2025				45,000	15,272	-	60,272
Red Rose Commons		Lancaster, PA					The Home Depot	134,558	248,086	15,207	-	462,883
							Weis Market	65,032
Total Other Malls and Retail Properties						784,153		929,142	1,184,120	864,676	577,806	4,339,897
Total Portfolio						5,210,279		4,315,066	4,085,992	4,709,562	1,239,872	19,560,771

(1) Approximately 69,000 square feet of this space has been subleased to Primark.
(2) Sears store closed in the third quarter of 2019 while the lease expires in the fourth quarter of 2019.
(3) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	September 30, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Core Malls
Capital City Mall	$135,680	$2,728	$50,715	$87,693	$-
Cherry Hill Mall	478,628	604	258,148	221,084	270,902
Cumberland Mall	84,054	-	30,708	53,346	42,756
Dartmouth Mall	83,454	1,809	42,799	42,464	58,775
Francis Scott Key Mall	98,350	-	42,858	55,492	68,469
Jacksonville Mall	94,482	-	39,940	54,542	-
Magnolia Mall	107,737	2,239	48,951	61,025	-
Moorestown Mall	177,028	6,577	71,703	111,902	-
Patrick Henry Mall	156,920	-	72,665	84,255	89,365
Plymouth Meeting Mall	216,925	18,877	94,587	141,215	-
The Mall at Prince Georges	143,094	1,327	62,618	81,803	-
Springfield Town Center	494,798	-	62,390	432,408	-
Valley Mall	130,850	13,481	48,704	95,627	-
Viewmont Mall	121,964	-	48,979	72,985	67,185
Willow Grove Park	228,471	28,288	104,101	152,658	157,321
Woodland Mall	203,813	75,857	77,662	202,008	124,260
Total Core Malls	2,956,248	151,787	1,157,528	1,950,507	879,033

Non-Core Malls
Exton Square Mall	49,400	-	11,585	37,815	-
Valley View Mall	38,289	-	12,735	25,554	27,637
Total Non-Core Malls	87,689	-	24,320	63,369	27,637

Total Malls	$3,043,937	$151,787	$1,181,848	$2,013,876	$906,670
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,049,818	$151,787	$1,181,848	$2,019,757	$906,670

Property held for sale
Springhills(1)	-	9,558	-	9,558	-
Total held for sale	$-	$9,558	$-	$9,558	$-
(1)	Springhills, a former development property located in Gainesville, Florida, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of September 30, 2019.
(2)	Refer to page 33 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	September 30, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$127,504	$183,607	$(8,713)	$302,398	$150,500
Lehigh Valley Mall	49,611	2,960	(28,384)	24,187	96,851
Springfield Mall	58,743	60	(23,617)	35,186	30,376
Total Unconsolidated Malls	$235,858	$186,627	$(60,714)	$361,771	$277,727

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,395	674	(4,504)	23,565	21,500
Metroplex Shopping Center	43,031	31	(25,857)	17,205	37,639
The Court at Oxford Valley	29,087	2	(13,214)	15,875	26,785
Red Rose Commons	14,216	8	(4,216)	10,008	12,935
Total Unconsolidated Other Retail Properties	$113,729	$715	$(47,791)	$66,653	$98,859
Unconsolidated Property Under Development
Pavilion at Market East	6,346	785	(2,388)	4,743	3,134
Total Investment in Real Estate	$355,933	$188,127	$(110,893)	$433,167	$379,720
(1)	CIP includes $37.6 million of existing building shell that was reclassified from operating properties.
(2)	Refer to page 33 for further debt information.

Pennsylvania Real Estate Investment Trust

Anchor Replacement Summary

September 30, 2019

Property	Former Anchors	GLA (in '000's)	Date Closed	Decommission Date	Replacement Tenant(s)	GLA (in '000's)	Actual/Targeted Occupancy Date
Completed:
Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Moorestown Mall	Macy's	200	Q1 17	Q2 17	HomeSense	28	Q3 18
					Five Below	9	Q4 18
					Sierra Trading Post	19	Q1 19
Valley Mall	Macy's	120	Q1 16	Q4 17	Tilt Studio	48	Q3 18
					One Life Fitness	70	Q3 18
	Bon-Ton	123	Q1 18	Q1 18	Belk	123	Q4 18
Woodland Mall	Sears	313	Q2 17	Q2 17	REI	20	Q2 19
					Black Rock Bar & Grill	9	Q3 19
Plymouth Meeting Mall	Macy's(1)	215	Q1 17	Q2 17	Burlington	42	Q3 19
					Dick's Sporting Goods	58	Q3 19
					Miller's Ale House	8	Q3 19
In progress:
Plymouth Meeting Mall	Macy's(1)	see above			Edge Fitness	38	Q4 19
					Michael's	26	Q1 20
Valley Mall	Sears	see above			Dick's Sporting Goods	57	Q1 20
Moorestown Mall	Macy's	see above			Michael's	25	Q1 20
Woodland Mall	Sears	see above			Von Maur	87	Q4 19
					Urban Outfitters	8	Q4 19
					Small shops	13	Q4 19
Willow Grove Park	JC Penney	125	Q3 17	Q1 18	Studio Movie Grill	49	Q1 20
					Yard House	8	Q4 19
Dartmouth Mall	Sears	108	Q3 19	Q3 19	Burlington	44	Q2 20
(1)	Property is subject to a ground lease.

Pennsylvania Real Estate Investment Trust

Property Redevelopment Table as of September 30, 2019

Name of Project and Location	Total Project Cost (in millions)	PREIT's Investment to Date (in millions)	Targeted Return on Incremental Investment	Construction Start Date	Expected Construction Completion	Stabilization Year	Percentage Leased or Negotiating

Woodland Mall
Grand Rapids, MI	$94-95	$76.9	5.0-6.0%	2017	2019	2021	89%

Upgrade of existing tenant mix including: 90,000 square foot Von Maur, new-to-market tenants: Urban Outfitters, The Cheesecake Factory and Black Rock Bar & Grill along with additional high quality retail, replacing a former Sears store. REI opened May 2019 while Black Rock Bar & Grill opened Q3 2019.

Anchor replacements:
Dartmouth Mall
Dartmouth, MA	$9	$1.8(1)	4.0-8.0%(2)	2019	2020	2021	49%
Includes Burlington as lead replacement for Sears as well as several outparcel opportunities.

Valley Mall
Hagerstown, MD	$17	$12.2	6.5-7.0%	2019	2020	2020	68%
Includes DICK'S Sporting Goods as replacement for Sears as well as other tenant opportunities.

Willow Grove Park Mall
Willow Grove, PA	$27-28	$26.7	7.5-8.0%	2018	2020	2021	82%
Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.

(1)	Excludes $5.0 million of initial direct costs included in deferred costs and other assets in the consolidated balance sheet. Total project costs include a pro rata share of such initial direct costs.
(2)

High end of targeted return on incremental investment includes revenues from additional inline stores and outparcel opportunities.  Additional capital expenditures will be required to achieve these returns.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Nine Months Ended September 30, 2019

(in thousands)

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$26,819	$39,163	$65,982	$73,287	$60,540	$133,827
Tenant allowances	2,613	-	2,613	5,850	232	6,082
Recurring capital expenditures:
CAM expenditures	5,369	182	5,551	11,204	459	11,663
Non-CAM expenditures	455	187	642	1,418	215	1,633
Total recurring capital expenditures	5,824	369	6,193	12,622	674	13,296
Total	$35,256	$39,532	$74,788	$91,759	$61,446	$153,205

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2019

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$892,816	43.6%	$13,854	0.7%	$906,670	44.2%
Unconsolidated mortgage loans payable (3)	204,585	10.0%	24,634	1.2%	229,219	11.2%
Consolidated Term Loans (4)	550,000	26.8%	-	0.0%	550,000	26.9%
Unconsolidated Term Loan (5)	-	0.0%	150,500	7.3%	150,500	7.3%
2018 Revolving Facility	-	0.0%	213,000	10.4%	213,000	10.4%
Total Outstanding Debt	$1,647,401	80.4%	$401,988	19.6%	$2,049,389	100.0%
Average Stated Interest Rate	3.93%		3.84%		3.91%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $2,028.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $786.
(4)	Excludes deferred financing costs of $2,166.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,217.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	6/30/2019	$1,214,253	$182,000	$675,000	$2,071,253
Fashion District - Additional Term Loan	7/25/2019			13,000	13,000
Fashion District - Additional Term Loan	8/22/2019			12,500	12,500
2018 Revolving Facility Borrowing	8/29/2019		5,000		5,000
2018 Revolving Facility Borrowing	9/16/2019		22,000		22,000
Wyoming Valley Mall Mortgage Conveyance	9/26/2019	(72,801)			(72,801)
2018 Revolving Facility Borrowing	9/27/2019		4,000		4,000
Mortgage loan amortization, including our share of debt of equity method investees		(5,563)	-	-	(5,563)
Ending Balance	9/30/2019	$1,135,889	$213,000	$700,500	$2,049,389
Weighted Average Balance		$1,209,229	$187,217	$689,882	$2,086,328

(continued on next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2019

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2019	$5,339	$(261)	$-	$-	$-	$(282)	$4,796
2020	21,486	(1,014)	27,161	-	-	(1,129)	46,504
2021	21,910	(641)	229,955	-	250,000	(1,125)	500,099
2022	17,201	(301)	377,489	-	-	(712)	393,677
2023	10,204	(190)	86,801	213,000	450,500	(135)	760,180
Thereafter	20,910	(407)	317,433	-	-	-	337,936
	$97,050	$(2,814)	$1,038,839	$213,000	$700,500	$(3,383)	$2,043,192

(1)

The weighted average period to total debt maturity is 3.38 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2019	$-	0.00%
2020	27,637	5.95%
2021	234,299	3.65%
2022	403,627	4.12%
2023	96,413	4.37%
Thereafter	373,913	4.08%
Total	$1,135,889	4.08%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of September 30, 2019

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,637	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	67,185	March 2021	March 2021
Woodland Mall (1)	124,260	3.02%	5,427	121,600	April 2021	April 2021
Red Rose Commons (2)	12,935	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,785	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	42,756	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	270,902	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	66,712	January 2022	January 2023
Dartmouth Mall	58,775	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	37,639	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	89,365	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	30,376	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	157,321	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	96,851	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,097,402	4.09%	$66,258	$1,014,330

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,134	4.91%	$254	$3,009	February 2021	February 2021
Viewmont Mall	10,185	4.45%	488	-	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	3.60%	774	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	4.70%	185	-	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,488	4.16%	$1,701	$24,509
Total Mortgage Loans	$1,135,890	4.09%	$67,959	$1,038,839

Consolidated Mortgage Loans	$906,670	3.99%	$53,343	$836,580
Consolidated Deferred Financing Fees	(2,028)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	229,219	4.47%	14,614	202,259
Unconsolidated Deferred Financing Fees	(786)	n/a	n/a	n/a
2014 7 Year Term Loan (swapped to fixed)	250,000	3.42%	8,550	250,000	December 2021	December 2021
2018 5 Year Term Loan (swapped to fixed)	300,000	3.79%	11,370	300,000	May 2023	May 2023
Unconsolidated Term Loan (variable)	150,500	4.10%	6,171	150,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(3,383)	n/a	n/a	n/a
2018 Revolving Facility	213,000	3.60%	7,668	213,000	May 2022	May 2023
Total	$2,043,192	3.91%	$101,716	$1,952,339
Amortization of Deferred Financing Fees	—	0.16%	—	—
Effective Interest Rate	$2,043,192	4.07%	$101,716	$1,952,339

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

September 30, 2019
Consolidated Liabilities to Gross Asset Value	57.45%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	34.49%
Secured Indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.61
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	3.41
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	12.16%
Ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)

The 2018 Revolving Facility Agreement and 2018 Term Loan Agreement dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on form 10-Q for the quarterly period ended June 30, 2018.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment, accelerated amortization of financing costs, impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/adjustments to gains on sale of interest in non operating real estate, gain/adjustments to gains on sale of interest in real estate by equity method investee, gains/losses on sales of interest in real estate, net, project costs, gain or loss on debt extinguishment, insurance recoveries or losses, net and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender in September 2019.  In 2019, Exton Square and Valley View Malls, as well as power centers and Gloucester Premium Outlets, were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.